EXHIBIT 10(k)

AMENDED AND RESTATED
 SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION
This SECOND AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of this 15th day of September 2015 by and among, NAS Acquisition, Inc., a Nevada corporation ("NAS"), On the Move Corporation., a Florida corporation ("OTM") and each of the shareholders listed on Schedule 1.01(b) hereto (the "Shareholders").

RECITALS:
A.  The Boards of Directors of NAS and OTM and the Shareholders have determined that an acquisition of all of the issued and outstanding shares of capital stock of OTM by NAS through a share exchange upon the terms and subject to the conditions set forth in this Agreement (the "Share Exchange") would be in the best interests of NAS and OTM, and the Boards of Directors of NAS and OTM have each approved the Share Exchange, pursuant to which all of the right, title and interest in and to all of the issued and outstanding shares of common stock and of OTM (the "Ownership Interest") will be exchanged for 41,000,000 shares of common stock of NAS (the "Exchange Shares"), upon approval of 80% of the purchasers in NAS's 419 offering in the required reconfirmation offering. OTM has no outstanding shares of preferred stock.
B.  NAS and OTM and the Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the Share Exchange and also to prescribe various conditions to the Share Exchange.
C.  For federal income tax purposes, the parties intend that the Share Exchange shall qualify as reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:
ARTICLE I.
 THE EXCHANGE
1.01   Share Exchange.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes ("Nevada Statutes"), at the Closing (as hereinafter defined), the parties shall do the following:
(a)      OTM shall cause the Shareholders to convey, assign, and transfer the Ownership Interest to NAS by delivering to NAS executed and transferable share certificates endorsed in blank (or accompanied by duly executed stock powers endorsed in blank) in proper form for transfer. The Ownership Interest transferred to NAS at the Closing shall constitute 100% of the issued and outstanding shares of common stock of OTM.
(b)   As consideration for its acquisition of the Ownership Interest, NAS shall issue the Exchange Shares to the Shareholders in the denominations set forth on Schedule 1.01(b) hereto by delivering book entry records and/or share certificates to the Shareholders evidencing the Exchange Shares (the "Exchange Shares Certificates").

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(c)   For federal income tax purposes, the Share Exchange is intended to constitute a "reorganization" within the meaning of Section 368 of the Code, and the parties shall report the transactions contemplated by the this Agreement consistent with such intent and shall take no position in any tax filing or legal proceeding inconsistent therewith. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. None of NAS or OTM has taken or failed to take, and after the Effective Time (as defined below), NAS shall not take or fail to take, any action which reasonably could be expected to cause the Exchange to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.
1.02   Effect of the Share Exchange.  The Share Exchange shall have the effects set forth in the applicable provisions of the Nevada Statutes.
1.03   Effectiveness of Agreement.  This Agreement shall be effective only upon the initial declaration of effectiveness of the post-effective amendment to the S-1 Registration Statement filed by NAS.
1.04   Closing.  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VII and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing date of the Exchange (the "Closing") will take place at 10:00 a.m. Eastern Daylight Time on the business day upon satisfaction of the conditions set forth in Article VI (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article VI) (the "Closing Date"), at the offices of Pearlman Schneider LLP, 2200 Corporate Boulevard NW, Suite 210, Boca Raton, Florida 33431 unless another date, time or place is agreed to in writing by the parties hereto. The Closing of this transaction between NAS and OTM is contingent upon the effectiveness of the post-effective amendment to the NAS 419 registration statement and 80% approval of the investors under the 419 registration statement.
1.05   Reorganization.
(a)   As of the Closing, Miguel Dotres shall resign from the board of directors of NAS and Richard Reitano, Jay Seewald and Russell Parker shall be appointed as the directors of NAS until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with NAS's Articles of Incorporation and Bylaws.  (Reitano, Seewald and Parker are collectively referred to as the "Principals").
(b)   The nominees of OTM shall, as of the Closing, be appointed as the officers of NAS until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with NAS's Articles of Incorporation and Bylaws. As of the Closing, Miguel Dotres and Andrew Deme shall resign from all positions they hold as an officer of NAS.
(c)   If at any time after the Closing, any party shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments or assurances in law or any other things are necessary or desirable to vest, perfect, confirm or record in NAS the title to any property, rights, privileges, powers and franchises of OTM by reason of, or as a result of, the Share Exchange, or otherwise to carry out the provisions of this Agreement, the remaining parties, as applicable, shall execute and deliver, upon request, any instruments or assurances, and do all other things necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in NAS, and otherwise to carry out the provisions of this Agreement.
1.06   Ownership of NAS Common Stock.  At Closing, and after the issuance of 41,000,000 shares to the Shareholders, the Shareholders will own eighty-two (82%) percent of the issued and outstanding shares of NAS's common stock.

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1.07   Effective Time of Share Exchange.  As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI.
ARTICLE II.
 COMPLIANCE WITH APPLICABLE SECURITIES LAWS
2.01   Covenants, Representations and Warranties of the Shareholders.
(a)   The shareholders of OTM listed on Schedule 1.01(b) acknowledge and agree that they are acquiring the Exchange Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Exchange Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended [the "Securities Act"]) directly or indirectly unless:
(i)   the sale is to NAS;
(ii)   the Exchange Shares are sold in a transaction that does not require registration under the Securities Act, or any applicable United States state laws and regulations governing the offer and sale of securities, and the seller has furnished to NAS an opinion of counsel to that effect or such other written opinion as may be reasonably required by NAS.
(b)   The shareholders of OTM acknowledge and agree that the certificates representing the Exchange Shares shall bear a restrictive legend, substantially in the following form:
"THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS."
(c)   The Shareholders represent and warrant that they:
(i)   are not aware of any advertisement of any of the Exchange Shares being issued hereunder; and
(ii)   acknowledge and agree that NAS will refuse to register any transfer of the shares not made pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and in accordance with applicable state and provincial securities laws.

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(iii)   acknowledge and agree to NAS making a notation on its records or giving instructions to the registrar and transfer agent of NAS in order to implement the restrictions on transfer set forth and described herein.
ARTICLE III.
 REPRESENTATIONS AND WARRANTIES
3.01   Representations and Warranties of OTM and the Principals.  OTM and the Principals represents and warrants to NAS as follows:
(a)   Organization, Standing and Power.  OTM is duly organized, validly existing and in good standing under the laws of the State of Florida, and has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. OTM is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 9.02).
(b)   Subsidiaries.  OTM does not own, directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.
(c)   Corporate Documents.  Schedule 1.01(b) sets forth a true and correct copy of a shareholder list setting forth all of the Shareholders with the number of shares owned by each such shareholder.
(d)      Ownership Interest.  The Ownership Interest represents 100% of the issued and outstanding shares of common stock of OTM.  There are no issued and outstanding shares of preferred stock. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of OTM.  There are no rights, commitments, agreements, arrangements or undertakings of any kind to which OTM is a party or by which it is bound obligating OTM to issue, deliver or sell, or cause to be issued, delivered or sold, additional ownership interests of OTM or obligating OTM to issue, grant, extend or enter into any such right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of OTM to repurchase, redeem or otherwise acquire or make any payment in respect of the ownership interests of OTM.
(e)      Capitalization of OTM.  The entire authorized capital stock of OTM consists of 100,000,000 common shares with $0.001 par value per share, of which 40,727,000 shares are issued and outstanding and 20,000,000 preferred shares with $0.001 par value per share, of which none are issued and outstanding. All of OTM'S issued and outstanding shares have been duly authorized, are validly issued, fully paid and non-assessable, and are held by the Shareholders listed on the shareholder list attached as Schedule 1.01(b) hereto.

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(f)   Authority; Non-contravention.  OTM and its Shareholders have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by OTM and its Shareholders and the consummation by OTM and its Shareholders of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of OTM. This Agreement has been duly executed and when delivered by OTM and its Shareholders shall constitute a valid and binding obligation of OTM and its Shareholders, enforceable against OTM and its Shareholders, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of OTM under, (i) the articles of incorporation or bylaws of OTM, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to OTM, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to OTM, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to OTM or could not prevent, hinder or materially delay the ability of OTM to consummate the transactions contemplated by this Agreement.
(g)   Governmental Authorization.  No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to OTM in connection with the execution and delivery of this Agreement by OTM or the consummation by OTM of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") or pursuant to the rules and regulations of FINRA.
(h)   Financial Statements.
(i)      Prior to Closing, NAS will have received from OTM a copy of its latest audited financial statements for the fiscal year ended December 31, 2014 (the "OTM Audited Financial Statements"). The OTM Audited Financial Statements fairly present the financial condition of OTM at the dates indicated and its results of operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims, debts and liabilities of OTM, fixed or contingent, and of whatever nature.

(ii)      Prior to Closing, NAS will have received from OTM a copy of its unaudited financial statements for the six months ended June 30, 2015 (collectively the "OTM Unaudited Financial Statements"). The OTM Unaudited Financial Statements present fairly the financial condition of OTM as of such date and the results present fairly the financial condition of OTM for such period in accordance with GAAP and are consistent with the books and records of NAS (which books and records are complete).

(iii)      Since June 30, 2015, the date of the OTM Unaudited Financial Statements, there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of OTM, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of OTM except in the ordinary course of business.

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(iv)   Since the date of the OTM Unaudited Financial Statements, OTM has not issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any securities of OTM and has not granted or agreed to grant any other right to subscribe for or to purchase any securities of OTM or has incurred or agreed to incur any indebtedness for borrowed money.
(i)   Absence of Certain Changes or Events.  Since the date of the OTM Unaudited Financial Statements, OTM has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:
(i)   material adverse change with respect to OTM including any amendments to its Articles of Incorporation and Bylaws;
(ii)   event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.01 without prior consent of NAS;
(iii)   condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of OTM to consummate the transactions contemplated by this Agreement;
(iv)   incurrence, assumption or guarantee by OTM of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to NAS in writing;
(v)   creation or other incurrence by OTM of any lien on any asset other than in the ordinary course consistent with past practices;
(vi)   transaction or commitment made, or any contract or agreement entered into, by OTM relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by OTM of any contract or other right, in either case, material to OTM, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;
(vii)   labor dispute, other than routine, individual grievances, or, to the knowledge of OTM, any activity or proceeding by a labor union or representative thereof to organize any employees of OTM or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;
(viii)   payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;
(ix)   write-offs or write-downs of any assets of OTM ;
(x)   creation, termination or amendment of, or waiver of any right under, any material contract of OTM;
(xi)   damage, destruction or loss having, or reasonably expected to have, a material adverse effect on OTM;

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(xii)   other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to OTM; or
(xiii)   agreement or commitment to do any of the foregoing.
(j)   Certain Fees.  No brokerage or finder's fees or commissions are or will be payable by OTM to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.
(k)   Litigation; Labor Matters; Compliance with Laws.
(i)   There is no suit, action or proceeding or investigation pending or, to the knowledge of OTM, threatened against or affecting OTM or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to OTM or prevent, hinder or materially delay the ability of OTM to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against OTM having, or which, insofar as reasonably could be foreseen by OTM, in the future could have, any such effect.
(ii)   OTM is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to OTM.
(iii)   The conduct of the business of OTM complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.
(l)   Benefit Plans.  OTM is not a party to any Benefit Plan under which OTM currently has an obligation to provide benefits to any current or former employee, officer or director of OTM. As used herein, "Benefit Plan" shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, ownership plan with respect to any membership interest, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, severance pay, termination, salary continuation, or employee assistance plan.
(m)   Tax Returns and Tax Payments.
(i)   OTM has timely filed with the appropriate taxing authorities all Tax Returns, as that term is hereinafter defined, required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes, as that term is hereinafter defined, due and owing by OTM have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). OTM is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to OTM by a taxing authority in a jurisdiction where OTM does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of OTM did not, as of the date of the OTM Unaudited Financial Statements, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the date of the OTM Unaudited Financial Statements neither OTM nor any of its subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of OTM and its subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of OTM .

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(ii)   No material claim for unpaid Taxes has been made or become a lien against the property of OTM or is being asserted against OTM, no audit of any Tax Return of OTM is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by OTM and is currently in effect. OTM has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.
(iii)   As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.
(n)      Environmental Matters.  OTM is in compliance with all Environmental Laws in all material respects. OTM has not received any written notice regarding any violation of any Environmental Laws, as that term is hereinafter defined, including any investigatory, remedial or corrective obligations. OTM holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on OTM, and is in compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials, as that term is hereinafter defined, have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by OTM or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to OTM. OTM has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location, which could result in any liability to OTM. OTM has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on OTM. There are no past, pending or threatened claims under Environmental Laws against OTM and OTM is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against OTM pursuant to Environmental Laws. "Environmental Laws" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws. "Hazardous Material" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.
(o)   Material Contracts.  A list of all Material Contracts is listed on Schedule 3.01(c), copies of which have been furnished to NAS. OTM is not, or has not received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract, as that term is hereinafter defined; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.  For purposes of this Agreement, a "Material Contract" means any contract, agreement or commitment that is effective as of the Closing Date to which OTM is a party (i) with expected receipts or expenditures in excess of $50,000, (ii) requiring OTM to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $50,000 or more, including guarantees of such indebtedness, or (v) which, if breached by OTM in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from OTM or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

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(p)   Accounts Receivable.  All of the accounts receivable of OTM that are reflected on OTM's Financial Statements or the accounting records of OTM as of the Closing (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.
(q)   Properties.  OTM has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by OTM or acquired after the date thereof which are, individually or in the aggregate, material to OTM's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever.  Any real property and facilities held under lease by OTM is held by it under valid, subsisting and enforceable leases of which OTM is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.
(r)   Intellectual Property.
(i)   As used in this Agreement, the term "Trademarks" means trademarks, service marks, trade names, internet domain names, designs, slogans, and general intangibles of like nature; the term "Trade Secrets" means technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; the term "Intellectual Property" means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term "Company License Agreements" means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available for less than $25,000), and any written settlements relating to any Intellectual Property, to which OTM is a party or otherwise bound; and the term "Software" means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.
(ii)   OTM owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its respective businesses as now being conducted. To the knowledge of OTM, none of OTM's Intellectual Property or License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against OTM or its successors. A list of Intellectual Property is listed on Schedule 3.01(r)(ii).
(s)   Affiliate Transactions.  Except as listed on Schedule 3.01(s), no officer, director or employee of OTM or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons), has any agreement with OTM or any interest in any of their property of any nature, used in or pertaining to the business of OTM. None of the foregoing persons has any direct or indirect interest in any competitor, supplier or customer of OTM or in any person from whom or to whom OTM leases any property or transacts business of any nature.
(t)   Undisclosed Liabilities.  OTM has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise.)

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(u)   Full Disclosure.  All of the representations and warranties made by OTM in this Agreement, and all statements set forth in the certificates delivered by OTM at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading.  The copies of all documents furnished by OTM pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to NAS or its representatives by or on behalf of any of OTM or its affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
3.02   Representations and Warranties of NAS.  As a material inducement for OTM to enter into this Agreement and to consummate the transactions contemplated hereby, NAS hereby makes the following representations and warranties as of the date hereof and as of the Closing Date, each of which is relied upon by OTM regardless of any investigation made or information obtained by OTM (unless and to the extent specifically and expressly waived in writing by OTM on or before the Closing Date):
(a)   Organization, Standing and Corporate Power.  NAS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. NAS is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to NAS.
(b)   Subsidiaries.  NAS owns no subsidiaries.
(c)   Capitalization of NAS.  As of the date of this Agreement, the authorized capital stock of NAS consists of 100,000,000 shares of NAS Common Stock, $0.0001 par value, of which 8,000,000 shares of NAS Common Stock are issued and outstanding. There are also authorized 20,000,000 shares of NAS preferred stock $0.0001 par value, of which none are outstanding. There are no other shares of NAS capital stock issuable upon the exercise of outstanding warrants, convertible notes, options or otherwise. Except as set forth herein, no shares of capital stock or other equity securities of NAS are issued, reserved for issuance or outstanding.

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(d)   Corporate Authority; Non-contravention.  NAS has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by NAS and the consummation by NAS of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of NAS. This Agreement has been duly executed and when delivered by NAS shall constitute a valid and binding obligation of NAS, enforceable against NAS in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of NAS under (i) its articles of incorporation, bylaws, or other charter documents; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to NAS, its properties or assets; or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to NAS, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to NAS or could not prevent, hinder or materially delay the ability of NAS to consummate the transactions contemplated by this Agreement.
(e)   Affiliate Transactions.  Except as listed on Schedule 4.01(e), no officer, director or employee of NAS or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons), has any agreement with NAS or any interest in any of their property of any nature, used in or pertaining to the business of NAS. None of the foregoing persons has any direct or indirect interest in any competitor, supplier or customer of NAS or in any person from whom or to whom NAS leases any property or transacts business of any nature.
(f)   Government Authorization.  No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to NAS in connection with the execution and delivery of this Agreement by NAS, or the consummation by NAS of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Nevada Statutes, the Securities Act or the Exchange Act.
(g)   Financial Statements.
(i)   The consolidated financial statements of NAS included in the reports, schedules, forms, statements and other documents filed by NAS with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "NAS SEC Documents") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of NAS and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by NAS's independent accountants).  Except as set forth in the NAS SEC Documents, at the date of the most recent audited financial statements of NAS included in the NAS SEC Documents, NAS has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to NAS.

Exhibit 10(k) Page 11

(ii)   NAS has made the following financial information (collectively, the ("NAS Financial Information") available to OTM:
(x)   audited balance sheet and statements of income, changes in stockholders' equity and cash flow as of and for the fiscal year ended June 30, 2014 and June 30, 2015; and
(y)   The NAS Financial Information presents fairly the financial condition of NAS as of such dates and the results of operations of NAS for such periods, in accordance with GAAP and are consistent with the books and records of NAS (which books and records are correct and complete).

(h)   Events Subsequent to NAS Financial Statements.  Since the date of the NAS Financial Statements, there has not been, occurred or arisen, with respect to NAS:
(i)   any change or amendment in its Articles of Incorporation and/or Bylaws;
(ii)   any reclassification, split-up or other change in, or amendment of or modification to, the rights of the holders of any of its capital stock;
(iii)   any direct or indirect redemption, purchase or acquisition by any person of any of its capital stock or of any interest in or right to acquire any such stock;
(iv)   any issuance, sale, or other disposition of any capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock;
(v)   any declaration, set aside, or payment of any dividend or any distribution with respect to its capital stock (whether in cash or in kind) or any redemption, purchase, or other acquisition of any of its capital stock;
(vi)   the organization of any subsidiary or the acquisition of any shares of capital stock by any person or any equity or ownership interest in any business;
(vii)   any damage, destruction or loss of any of its properties or assets whether or not covered by insurance;
(viii)   any sale, lease, transfer or assignment of any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;
(ix)   the execution of, or any other commitment to any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the ordinary course of business;
(x)   any acceleration, termination, modification, or cancellation of any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which it is a party or by which it is bound;
(xi)   any security interest or encumbrance imposed upon any of its assets, tangible or intangible;
(xii)   any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person or entity (or series of related capital investments, loans and acquisitions) involving more than $2,500 and outside the ordinary course of business;

Exhibit 10(k) Page 12

(xiii)   any issuance of any note, bond or other debt security, or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $2,500;
(xiv)   any delay or postponement of the payment of accounts payable or other liabilities;
(xv)   any loan to, or any entrance into any other transaction with, any of its directors, officers and employees either involving more than $500 individually or $2,500 in the aggregate;
(xvi)   any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;
(xvii)   any taking of other action or entrance into any other transaction other than in the ordinary course of business, or entrance into any transaction with any insider of NAS, except as disclosed in this Agreement and any disclosures schedules;
(xviii)   any other event or occurrence that may have or could reasonably be expected to have a material adverse effect on NAS (whether or not similar to any of the foregoing); or
(xix)   any agreement or commitment, whether in writing or otherwise, to do any of the foregoing.
(i)   Certain Fees.  No brokerage or finder's fees or commissions are or will be payable by NAS to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.
(j)   Litigation; Labor Matters; Compliance with Laws.
(i)   There is no suit, action or proceeding or investigation pending or, to the knowledge of NAS, threatened against or affecting NAS or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to NAS or prevent, hinder or materially delay the ability of NAS to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against NAS having, or which, insofar as reasonably could be foreseen by NAS, in the future could have, any such effect.
(ii)   The conduct of the business of NAS complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.
(k)   Contracts. NAS has no written or oral contracts, understandings, agreements and other arrangements executed by an officer or duly authorized employee of NAS or to which NAS is a party, except for this Agreement.

Exhibit 10(k) Page 13

(l)   SEC Reports and Financial Statements.  NAS has filed with the SEC all reports and other filings required to be filed by NAS in accordance with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the "NAS SEC Reports"). As of their respective dates, the NAS SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder applicable to such NAS SEC Reports and, except to the extent that information contained in any NAS SEC Report has been revised or superseded by a later NAS SEC Report filed and publicly available prior to the date of this Agreement, none of the NAS SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of NAS included in NAS SEC Reports were prepared from and are in accordance with the accounting books and other financial records of NAS, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of NAS and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the NAS SEC Reports, NAS has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities or obligations incurred in the ordinary course of business. The NAS SEC Reports accurately disclose (i) the terms and provisions of all stock option plans, (ii) transactions with Affiliates, and (iii) all material contracts required to be disclosed pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC. If at any time prior to Closing should NAS become delinquent in any required filings with the SEC, NAS represents and warrants that such filings shall be brought current in no less than 20 business days from the due date. Until such time as the filing is brought current, NAS will promptly file any and all reports required to advise the SEC of the failure to file the reports when due.
(m)   Board Determination.  The Board of Directors of NAS has unanimously determined that the terms of the Share Exchange are fair to and in the best interests of NAS and its stockholders.
(n)   Required NAS Share Issuance Approval.  NAS represents that the issuance of the Exchange Shares to the Shareholders will be in compliance with the Nevada Statutes and the Bylaws of NAS as well as federal and state securities laws.
(o)   Undisclosed Liabilities.  NAS has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the NAS SEC Documents incurred in the ordinary course of business.
(p)   Full Disclosure.  All of the representations and warranties made by NAS in this Agreement, and all statements set forth in the certificates delivered by NAS at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by NAS pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to OTM or its representatives by or on behalf of NAS and the NAS Stockholders in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
(q)   Powers of Attorney. There are no outstanding powers of attorney executed on behalf of NAS.

Exhibit 10(k) Page 14

ARTICLE IV.
 COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO SHARE EXCHANGE
4.01   Conduct of OTM and NAS.  From the date of this Agreement and until the Effective Time, or until the prior termination of this Agreement, OTM and NAS shall not, unless mutually agreed to in writing:
(a)   engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Effective Time;
(b)   sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;
(c)   fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Effective Time;
(d)   suffer or permit any material adverse change to occur with respect to OTM and NAS or their business or assets;
(e)   make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.
4.02   Current Information.
(a)   During the period from the date of this Agreement to the Closing, each Party hereto shall promptly notify each other Party of any (i) significant change in its ordinary course of business, (ii) proceeding (or communications indicating that the same may be contemplated), or the institution or threat or settlement of proceedings, in each case involving the Parties the outcome of which, if adversely determined, could reasonably be expected to have a material adverse effect on the Party, taken as a whole or (iii) event which such Party reasonably believes could be expected to have a material adverse effect on the ability of any party hereto to consummate the Share Exchange.
(b)   During the period from the date of this Agreement to the Closing, NAS shall promptly notify OTM of any correspondence received from the SEC and FINRA and shall deliver a copy of such correspondence to OTM within one (1) business day of receipt.
4.03   Material Transactions. Prior to the Closing, neither OTM nor NAS will, without first obtaining the written consent of the other parties hereto:
(a)   amend its Articles of Incorporation or Bylaws or enter into any agreement to merge or consolidate with, or sell a significant portion of its assets to, any other Person;
(b)   place on any of its assets or properties any pledge, charge or other Encumbrance, except as otherwise authorized hereunder, or enter into any transaction or make any contract or commitment relating to its properties, assets and business, other than in the ordinary course of business or as otherwise disclosed herein;
(c)   guarantee the obligation of any person, firm or corporation, except in the ordinary course of business;
(d)   make any loan or advance in excess of Two Thousand Five Hundred ($2,500) Dollars in the aggregate or cancel or accelerate any material indebtedness owing to it or any claims which it may possess or waive any material rights of substantial value;

Exhibit 10(k) Page 15

(e)   violate any applicable law which violation might have a material adverse effect on such party;
(f)   except in the ordinary course of business, enter into any agreement or transaction with any of such party's affiliates; or
(g)   engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of such party contained in this Agreement, as if such representations and warranties were given as of the date of such transaction or action.
ARTICLE V.
 ADDITIONAL AGREEMENTS
5.01   Access to Information; Confidentiality.
(a)   OTM shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to NAS and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its and to OTM 's properties, books, contracts, commitments, personnel and records and, during such period, OTM shall, and shall cause its officers, employees and representatives to, furnish promptly to NAS all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of NAS set forth herein and compliance by NAS of its obligations hereunder, during the period prior to the Effective Time, NAS shall provide OTM and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable OTM to confirm the accuracy of the representations and warranties of NAS set forth herein and compliance by NAS of its obligations hereunder, and, during such period, NAS shall, and shall cause its officers, employees and representatives to, furnish promptly to OTM upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request.  Except as required by law, each of OTM and NAS will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.
(b)   No investigation pursuant to this Section 5.01 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.
5.02   Best Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Share Exchange and the other transactions contemplated by this Agreement. NAS and OTM shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Share Exchange and Plan of Reorganization.
5.03   Public Announcements.  NAS, on the one hand, and OTM, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.
5.04   Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

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5.05   No Solicitation.  Except as previously agreed to in writing by the other party, neither OTM nor NAS shall authorize or permit any of its officers, directors, agents, representatives, or advisors to (a) solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any exchange, merger, consolidation, business combination, recapitalization or similar transaction involving OTM or NAS, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Share Exchange or which would or could be expected to dilute the benefits to either OTM or NAS of the transactions contemplated hereby. OTM or NAS will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.
ARTICLE VI.
 CONDITIONS PRECEDENT
6.01   Conditions to Each Party's Obligation to Effect the Share Exchange.  The obligation of each party to effect the Share Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:
(a)   No Restraints.  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Share Exchange and Plan of Reorganization shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Share Exchange that makes consummation of the Share Exchange illegal.
(b)   Governmental Approvals.  All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on NAS or OTM shall have been obtained, made or occurred.
(c)   No Litigation.  There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by OTM, NAS or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of OTM or NAS.
6.02   Conditions Precedent to Obligations of NAS.  The obligation of NAS to effect the Share Exchange and Plan of Reorganization and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:
(a)   Representations, Warranties and Covenants.  The representations and warranties of OTM in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) OTM shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them prior to the Effective Time.
(b)   Consents.  NAS shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

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(c)   No Material Adverse Change.  There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of OTM that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on OTM.
(d)   Audited Financial Statements.  NAS shall have received from OTM, OTM Audited Financial Statements and OTM Unaudited Financial Statements to be filed by NAS pursuant to the Exchange Act.
(e)   Board Resolutions.  NAS shall have received resolutions duly adopted by OTM's board of directors approving the execution, delivery, and performance of the Agreement and the transactions contemplated by the Agreement.
(f)   Due Diligence Investigation.  NAS shall be reasonably satisfied with the results of its due diligence investigation of OTM in its sole and absolute discretion.
6.03   Conditions Precedent to Obligation of OTM.  The obligation of OTM to effect the Share Exchange and Plan of Reorganization and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:
(a)   Representations, Warranties and Covenants.  The representations and warranties of NAS, the shareholders and the Principals in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) NAS shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time.
(b)   Consents.  OTM shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.
(c)   No Material Adverse Change.  There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of NAS that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on NAS.
(d)   Board Resolutions.  OTM and OTM shall have received resolutions duly adopted by NAS's board of directors approving the execution, delivery and performance of the Agreement and the transactions contemplated by the Agreement.
(e)   Liabilities.  NAS at Closing shall not have any debts or liabilities and shall not have any liens recorded against its properties or assets.
(f)   Cash on Hand.  NAS, at Closing, shall have $0.00 cash on hand.
(g)   SEC Reports.  Prior to Closing all SEC reports shall have been filed and the post-effective amendment to the registration statement shall be effective.
(h)   Current Report.  NAS will prepare for filing a Form 8-K to be filed within four (4) business days of the Closing Date containing the required information relating to the Share Exchange and Plan of Reorganization.

Exhibit 10(k) Page 18

(i)   Due Diligence Investigation.  OTM shall be reasonably satisfied with the results of its due diligence investigation of NAS in its sole and absolute discretion.
ARTICLE VII.
 CLOSING
7.01   NAS shall make the following deliveries at Closing. To consummate the transaction, NAS shall at Closing make the following deliveries:
(a)   Executed Closing Certificate in the form attached hereto as Exhibit B;
(b)   Written consent of Board of Directors in the form attached hereto as Exhibit C re: issuance of stock
(c)   Written consent of Board of Directors in the form attached hereto as Exhibit D re: appointment of its officers and directors.
(d)   Resignation of Andrew Deme;
(e)   Resignation of Miguel Dotres;
(f)   Written consent of the Board of Directors in the form attached as Exhibit E re: Miguel Dotres and Andrew Deme's resignation; and
(g)   Irrevocable instructions to its transfer agent to deliver the Exchange Shares.
7.02   OTM and the Shareholders shall make the following deliveries at Closing.  To consummate the transaction OTM and the Shareholders shall at Closing make the following deliveries:
(a)   Executed Closing Certificate in the form attached hereto as Exhibit A;
(b)   Written Consent of the Board of Directors in the form attached as Exhibit E.
(c)   The Ownership Interests.
ARTICLE VIII.
 TERMINATION, AMENDMENT AND WAIVER
8.01   Termination.  This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Share Exchange:
(a)   by mutual written consent of NAS and OTM;
(b)   by either NAS or OTM if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Share Exchange and Plan of Reorganization and such order, decree, ruling or other action shall have become final and non-appealable;

Exhibit 10(k) Page 19

(c)      by either NAS or OTM if the Share Exchange and Plan of Reorganization  shall not have been consummated on or before November 30, 2015 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time).
(d)   by NAS, if a material adverse change shall have occurred relative to OTM (and not curable within thirty (30) days);
(e)   by OTM if a material adverse change shall have occurred relative to NAS (and not curable within thirty (30) days);
(f)   by NAS, if OTM willfully fails to perform in any material respect any of its material obligations under this Agreement; or
(g)   by OTM, if NAS willfully fails to perform in any material respect any of its obligations under this Agreement.
8.02   Effect of Termination.  In the event of termination of this Agreement by either OTM or NAS as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of NAS or OTM, other than the provisions of this Section 8.02. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.
8.03   Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties upon approval by the party, if such party is an individual, and upon approval of the Board of Director of NAS and of OTM.
8.04   Extension; Waiver.  Subject to Section 8.01(c), at any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
8.05   Return of Documents.  In the event of termination of this Agreement for any reason, NAS and OTM will return to the other party all of the other party's documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. NAS and OTM will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party's information kept confidential.
ARTICLE IX.
 INDEMNIFICATION AND RELATED MATTERS
9.01   Survival of Representations and Warranties.  The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including any disclosure schedule, shall survive until twelve (12) months after the Effective Time (except for with respect to Taxes, which shall survive for the applicable statute of limitations plus 90 days, and covenants that by their terms survive for a longer period). The right to any remedy based upon such representations and warranties shall not be affected by any investigation conducted with respect to, or any knowledge acquired at any time, whether before or after execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of any such representation or warranty.

Exhibit 10(k) Page 20

9.02   Indemnification.
(a)   NAS shall indemnify and hold OTM and OTM's officers and directors ("OTM Representatives") harmless for, from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, "Losses") to which NAS may become subject resulting from or arising out of any breach of a representation, warranty or covenant made by NAS as set forth herein.
(b)   OTM shall indemnify and hold NAS and NAS's officers and directors ("NAS's Representatives") harmless for, from and against any and all Losses to which NAS or NAS's Representatives may become subject resulting from or arising out of (1) any breach of a representation, warranty or covenant made by OTM as set forth herein; or (2) any and all liabilities arising out of or in connection with: (A) any of the assets of OTM prior to the Closing; or (B) the operations of OTM prior to the Closing.
9.03   Notice of Indemnification.  Promptly after the receipt by any indemnified party (the "Indemnitee") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "Indemnifying Party") pursuant to this Article VIII, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article VIII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article VIII or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense.  In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article VIII to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article VIII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party.  If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

Exhibit 10(k) Page 21

ARTICLE X.
 GENERAL PROVISIONS
10.01   Notices.  Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a party as shall be specified by like notice.) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Eastern Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.
If to NAS:

Miguel Dotres, President
NAS Acquisition, Inc.
15321 NW 60th Avenue, Suite 109
Miami Lakes, Florida 33014
Tel: (954) 362-7598

If to OTM and the Shareholders:

Jay Seewald, President
On the Move Corporation
12355 Hagen Ranch Road, Suite 604
Boynton Beach, FL 36437
Tel: (561) 732-4670

with a copy to:
Charles B. Pearlman, Esq.
Pearlman Schneider LLP
2200 Corporate Boulevard NW, Suite 210
Boca Raton, FL 33431
Tel:  (561) 362-9595

10.02   Definitions.  For purposes of this Agreement:
(a)   an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;
(b)   "material adverse change" or "material adverse effect" means, when used in connection with OTM or NAS, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of NAS to the consummation of the Share Exchange);

Exhibit 10(k) Page 22

(c)   "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and
(d)   a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.
10.03   Interpretation.  When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".
10.04   Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.
10.05   Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
10.06   Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
10.07   Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.
10.08   Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Exhibit 10(k) Page 23

10.09   Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an "Electronic Delivery"), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.
10.10   Attorney's Fees.  In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees, including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.
10.11   Currency.  All references to currency in this Agreement shall refer to the lawful currency of the United States of America.

Exhibit 10(k) Page 24

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.
NAS Acquisition, Inc.

Miguel Dotres
President

On the Move Corporation

Jay Seewald
President

Exhibit 10(k) Page 25

The Shareholders

Robert Lucas

Godoy Family Trust

Kathy Reitano

Godoy Family Trust

Godoy Family Trust

Jessica Seewald

Larry Miller

Barakat N. Barakat

Steven Tarangelo

Frank Rosen Trust

Exhibit 10(k) Page 26

Scott Aronesty

Jay Seewald

Richard Reitano

Reitano Trust

Russell Parker

Parker Reed Corporation

Garlett, Inc.

Audrey Tarangelo

PT Trust

Unique Elements, LLC

Exhibit 10(k) Page 27

Schedule 1.01(b)

# of Shares of
Name	Common Stock

Robert Lucas	100,000
Godoy Family Trust	100,000
Kathy Reitano	140,000
Godoy Family Trust	40,000
Godoy Family Trust	60,000
Jessica Seewald	40,000
Larry Miller	20,000
Barakat N. Barakat	20,000
Steven Tarangelo	100,000
Frank Rosen Trust	100,000
Scott Aronesty	7,000

Jay Seewald	12,500,000
Richard Reitano	1,000,000
Reitano Trust	11,500,000
Russell Parker	1,000,000
Parker Reed Corporation	2,375,000
Garlett, Inc.	4,500,000
Audrey Tarangelo	2,375,000
PT Trust	2,375,000
Unique Elements, LLC	2,375,000

Exhibit 10(k) Page 28

Schedule 3.01(c)

Employment Agreements with
 Seewald, Reitano and Russell

Exhibit 10(k) Page 29

Schedule 3.01(r)(ii)

Trade Names and Logo
 "On the Move"

Exhibit 10(k) Page 30

Schedule 3.01(s)

Reference is made to OTM Financial Statements

Exhibit 10(k) Page 31

Schedule 4.01(e)

Reference is made to NAS Financial Statements

Exhibit 10(k) Page 32

EXHIBIT A

CLOSING CERTIFICATE OF OTM

Exhibit 10(k) Page 33

EXHIBIT B

CLOSING CERTIFICATE OF NAS

Exhibit 10(k) Page 34

EXHIBIT C

WRITTEN CONSENT OF NAS BOARD OF DIRECTORS
RE:  ISSUANCE OF STOCK

Exhibit 10(k) Page 35

EXHIBIT D

WRITTEN CONSENT OF NAS BOARD OF DIRECTORS
RE:  APPOINTMENT OF OFFICERS AND DIRECTORS

Exhibit 10(k) Page 36

EXHIBIT E

WRITTEN CONSENT OF OTM BOARD OF DIRECTORS

Exhibit 10(k) Page 37